                                                                    Exhibit 3.27

                               State of Delaware
                                                                       PAGE    1
                        Office of the Secretary of State

                        --------------------------------

      I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALLIED PICKFORDS U.S.A., INC.", CHANGING ITS NAME FROM "ALLIED PICKFORDS U.S.A., INC." TO "ALLIED INTERNATIONAL N.A., INC.", FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 1994, AT 1:30 O'CLOCK P.M.

                                     [SEAL]


                                        /s/ William T. Quillen
                                        ----------------------------------------
                                        William T. Quillen, Secretary of State

0829174 8100                            AUTHENTICATION:    7055203

944039653                                         DATE:    03-14-94

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

      Allied Pickfords U.S.A., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

      RESOLVED, that the Certificate of Incorporation of Allied Pickfords, U.S.A., Inc. be amended by changing the Article thereof numbered "1." so that, as amended, said Article shall be and read as follows:

            "1. The name of the Corporation is:
                  Allied International N.A., Inc."

                  SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Michael P. Fergus, its Vice President and Managing Director and attested by Robert J. Henry, its Secretary, this 21 day of February, 1994.

                                          ALLIED PICKFORDS U.S.A., INC.


                                          By /s/ Michael P. Fergus
                                             ------------------------
                                             Michael P. Fergus,
                                             its Vice President and
                                             Managing Director

ATTEST:


By /s/ Robert J. Henry
   ------------------------------
   Robert J. Henry, its Secretary

0151AZ/rm

032160                            BK1277PG0603                            PAGE 1

                               State of Delaware

                                  [STATE CREST]

                          Office of Secretary of State

                            ------------------------

      I, MICHAEL RATCHFORD, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALLIED VAN LINES INTERNATIONAL CORPORATION" FILED IN THIS OFFICE ON THE FIRST DAY OF APRIL, A.D. 1992, AT 4:30 O'CLOCK P.M.

                              * * * * * * * * * *
PAULETTE SULLIVAN MOORE                                 RECEIVED FOR RECORD NCCO
000000                                                  92 APR-8 A 9:57.5

[SEAL]                              /s/ Michael Ratchford
                                    -------------------------------------
                                    Michael Ratchford, Secretary of State

                                   AUTHENTICATION:     *3404614

732092025                                    DATE:     04/03/1992

                                                                   BK1277 PG0604

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 04/01/1992
                                                           732092025 - 829174

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                   * * * * *

      Allied Van Lines International Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), by the unanimous written consent of its members, filed with the minutes of the Board,

      DOES HEREBY CERTIFY:

      FIRST: That the Board of Directors of the Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

      RESOLVED, that the Certificate of Incorporation of Allied Van Lines International Corporation be amended by changing the Article thereof numbered "1." so that, as amended, said Article shall be and read as follows:

            "1. The name of the Corporation is:
                  Allied Pickfords U.S.A., Inc."

      SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the sole stockholder has given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                                                                   BK1277 PG0605


      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert E. Fleisher, its President and attested by Robert J. Henry, its Secretary, this 30th day of March, 1992.

                                    ALLIED VAN LINES INTERNATIONAL CORPORATION


                                    By /s/ R. E. Fleisher
                                       -----------------------------------
                                       R. E. Fleisher, its President

ATTEST:


By /s/ Robert J. Henry
   ------------------------------
   Robert J. Henry, its Secretary

650AZ/rm

                                  [STATE CREST]

                                     State
                                       of
                                    DELAWARE

                                [GRAPHIC OMITTED]

                          Office of SECRETARY OF STATE

      I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Amendment of the "ALLIED FREIGHT FORWARDING, INCORPORATED", as received and filed in this office the twenty-ninth day of November, A.D. 1976, at 10 o'clock A.M.

            In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-ninth day of November in the year of our Lord one thousand nine hundred and seventy-six.


[SEAL]                            /s/ Robert H. Reed
                                  ----------------------------------------------
                                  Robert H. Reed              Secretary of State


                                  /s/ Grover A. Biddle
                                  ----------------------------------------------
                                  Grover A. Biddle  Assistant Secretary of State

REC'D FOR RECORD NOV 29 1976      LEO J. DUGAN, Jr. Recorder

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION
                                    * * * * *

            ALLIED FREIGHT FORWARDING, INCORPORATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

            FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

            RESOLVED, that the Certificate of Incorporation of ALLIED FREIGHT FORWARDING, INCORPORATED be amended by changing the Article thereof numbered that, as amended, said Article shall be and read as follows:

            "1. The name of the corporation is ALLIED VAN LINES INTERNATIONAL CORPORATION."

            SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of The General Corporation Law of the State of Delaware.

            THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of The General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said ALLIED FREIGHT FORWARDING, INCORPORATED has caused this certificate to be signed by Robert S. Seeler, its Vice President and attested by Rex Denkmann, its Assistant Secretary, this 19th day of November, 1976.

                                    ALLIED FREIGHT FORWARDING, INCORPORATED


                                    By /s/ Robert S. Seeler
                                       -----------------------
                                       Robert S. Seeler
                                       Vice President

ATTEST:


By /s/ Rex Denkmann
   -------------------
   Rex Denkmann
   Assistant Secretary

                                  [STATE CREST]

                                     State
                                       of
                                    DELAWARE

                                [GRAPHIC OMITTED]

                          Office of SECRETARY OF STATE

      I, Robert H. Reed, Secretary of State of the State of Delaware, do hereby certify that the above and foregoing is a true and correct copy of Certificate of Incorporation of the "ALLIED FREIGHT FORWARDING, INCORPORATED", as received and filed in this office the twenty-first day of September, A.D. 1976, at 10 o'clock A.M.

            In Testimony Whereof, I have hereunto set my hand and official seal at Dover this twenty-first day of September in the year of our Lord one thousand nine hundred and seventy-six.


[STATE SEAL]                      /s/ Robert H. Reed
                                  ----------------------------------------------
                                  Robert H. Reed              Secretary of State


                                  /s/ Grover A. Biddle
                                  ----------------------------------------------
                                  Grover A. Biddle  Assistant Secretary of State

REC'D FOR RECORD SEP 21 1976      LEO J. DUGAN, Jr. Recorder

                          CERTIFICATE OF INCORPORATION

                                       OF

                    ALLIED FREIGHT FORWARDING, INCORPORATED

            1. The name of the corporation is

                    ALLIED FREIGHT FORWARDING, INCORPORATED

            2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

            3. The nature of the business or purposes to be conducted or promoted is:

            To conduct business as a freight forwarder under part IV of the Interstate Commerce Act.

            To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

            4. The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000); all of such shares shall be without par value.

            5. The name and mailing address of each incorporator is as follows:

      NAME                          MAILING ADDRESS
      ----                          ---------------

G. J. Coyle                         100 West Tenth Street
                                    Wilmington, Delaware 19801

W. J. Reif                          100 West Tenth Street
                                    Wilmington, Delaware 19801

R. F. Andrews                       100 West Tenth Street
                                    Wilmington, Delaware 19801

            6. The corporation is to have perpetual existence.

            7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

            8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

            9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

            WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands and seals this 16th day of September, 1976.


                                          G. J. Coyle
                                          ---------------------
                                          G. J. Coyle


                                          W. J. Reif
                                          ---------------------
                                          W. J. Reif


                                          R. F. Andrews
                                          ---------------------
                                          R. F. Andrews